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                                                                     Exhibit 4.2


                                                                  EXECUTION COPY

                                    AMENDMENT
                                       TO
                   THE NATIONAL CITY CREDIT CARD MASTER TRUST
                               SERIES SUPPLEMENTS

         THIS AMENDMENT TO THE NATIONAL CITY CREDIT CARD MASTER TRUST SERIES SUPPLEMENTS, dated as of May 24, 2001 (this "AMENDMENT") is by and between NATIONAL CITY BANK, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

         WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000, as supplemented by the Series 2000-1 Supplement, dated as of August 24, 2000 (the "SERIES 2000-1 SUPPLEMENT") between the Seller and Servicer and the Trustee, and as further supplemented by the Series 2001-1 Supplement, dated as of January 31, 2001 (the "SERIES 2001-1 SUPPLEMENT" and together with the Series 2000-1 Supplement, the "SERIES SUPPLEMENTS") between the Seller and Servicer and the Trustee (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "POOLING AND SERVICING AGREEMENT");

         WHEREAS the Seller and Servicer and the Trustee wish to amend the Series Supplements as provided herein;

         NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Series Supplements as follows:

         SECTION 1. AMENDMENT OF SECTION 7.02 OF EACH OF THE SERIES SUPPLEMENTS.
Section 7.02 of each of the Series 2000-1 Supplement and the Series 2001-1 Supplement shall be and hereby is amended by deleting the last sentence in subsection 7.02(a) in its entirety and inserting in its place the following:

         The Seller shall not be entitled to participate in such bidding process.

         SECTION 2. EFFECTIVENESS. The amendments provided for by this Amendment shall become effective upon receipt by the Trustee of the following:

          (a) Notification in writing from each Rating Agency to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

          (b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 2(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.


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          (c) An Officer's Certificate from the Seller delivered to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

          (d) Counterparts of this Amendment, duly executed by the parties hereto.

          SECTION 11. SERIES SUPPLEMENTS IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended or waived hereby, all of the terms and conditions of the Series Supplements shall remain in full force and effect. All references to the Series Supplements in any other document or instrument shall be deemed to mean such Series Supplements as amended by this Amendment. This Amendment shall not constitute a novation of the Series Supplements, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Series Supplements, as amended by this Amendment, as though the terms and obligations of the Series Supplements were set forth herein.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 14. DEFINED TERMS AND SECTION REFERENCES. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Series Supplements or, if not defined therein, the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Series Supplements, except as otherwise provided herein.

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          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                         NATIONAL CITY BANK,
                                         AS SELLER AND SERVICER



                                         By: /S/ Robert B. Crowl
                                         ------------------------------
                                         Name:  Robert B. Crowl
                                         Title: Senior Vice President



                                         THE BANK OF NEW YORK,
                                         AS TRUSTEE



                                         By: /S/ Cassandra D. Shedd
                                         ------------------------------
                                         Name:  Cassandra D. Shedd
                                         Title: Assistant Vice President